UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  January 22, 2018

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue
New York, NY 10154
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2018, Ms. Karen Murphy Santiago will be appointed Senior Vice President and Controller.  Mr. Joseph Caldarella, Senior Vice President and Controller, will retire on March 30, 2018.  Ms. Santiago, 47, joined Bristol-Myers Squibb Company in 2003 and has served in multiple roles of increasing responsibility.  Most recently, from 2012 to 2015 she served as Vice President, Finance for Global Manufacturing and Supply, from 2015 to 2016 as Vice President, Finance for US and Puerto Rico Commercial and since 2016 she has been Vice President, Lead for Enabling Functions and Finance Transformation.  Ms. Santiago has an M.B.A. in Finance and a B.S. in Accounting and is a Certified Public Accountant.

Ms. Santiago is not a party to any arrangement or understanding regarding her selection as an officer.  There are no family relationships between Ms. Santiago and any director or executive officer of the Company.  Ms. Santiago is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: January 25, 2018	By:	/s/ Katherine R. Kelly
		Name:	Katherine R. Kelly
		Title:	Corporate Secretary